Exhibit 99.1

OPT to Deliver Multiple Buoy Solution to U.S. Department of Homeland Security in Partnership with Anduril

Near term delivery of four maritime surveillance equipped Powerbuoy®s for the U.S. Coast Guard

MONROE TOWNSHIP, N.J., January 6, 2026 — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the award of a multi-buoy contract greater than $5 million to deploy and operate MERROWS®-equipped PowerBuoy® systems in support of a U.S. Coast Guard mission under the U.S. Department of Homeland Security to protect the homeland. This demonstration will enable persistent and resident maritime domain awareness (MDA) off the coast of San Diego, California.

As part of the demonstration, the four PowerBuoy® platforms will integrate into the Department of Homeland Security’s (DHS) chosen C5I environment and will be deployed alongside several Anduril surveillance towers, forming an integrated sensing architecture. All data streams — including buoy-based sensors and tower-based sensors — will feed into Anduril’s Lattice Command-and-Control (C2) system, providing mission operators with unified situational awareness, enhanced detection capability, and real-time decision support.

Jason Weed, Senior Vice President of Commercial Sales at Ocean Power Technologies, highlighted the operational significance of the demonstration:

“This demonstration underscores the growing demand for long-endurance, continuously powered systems that can operate persistently in challenging maritime environments. Working alongside the U.S. Coast Guard and DHS, we’re proud to provide a solution that enhances real-time maritime domain awareness without the logistical burden of fuel or frequent maintenance. Our team is fully committed to delivering reliable offshore performance and ensuring these systems support operators with the data they need when they need it.”

Philipp Stratmann, President and Chief Executive Officer of OPT, emphasized the partnership and the combined value of OPT and Anduril capabilities:

“This project marks another major step forward in OPT’s role as a trusted provider of intelligent, resident, and persistent maritime solutions for U.S. federal agencies. The powering, persistence, and interoperability of the PowerBuoy® platform, combined with seamless integration into the Anduril Lattice C2 system, continue to set the standard for offshore monitoring. We are honored to support DHS and the U.S. Coast Guard in strengthening national security at sea, and we look forward to expanding the use of renewable-powered maritime infrastructure across the country’s most critical waterways.”

“With our XRST towers deployed alongside OPT’s buoy systems, Anduril is fusing all sensor data into Lattice to deliver continuous, high-fidelity maritime domain awareness for operators,” said Peter Babb, Vice President of Counter Intrusion at Anduril. “This integration gives the Coast Guard a clearer, faster, and more actionable picture of the maritime environment, strengthening their ability to safeguard U.S. waters.”

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results, including the performance of the PowerBuoys®, could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com